Exhibit 3.1



                           ARTICLES OF INCORPORATION

                                       OF

                           TECHNOLOGY SELECTION, INC.


     I, the undersigned, have this day formed a corporation under and by virtue of the laws of the State of Nevada and I do hereby state and certify:
     FIRST: That the name of said corporation shall be:


                           TECHNOLOGY SELECTION, INC.


     SECOND: That the name and location of the Resident Agent of the corporation is Scott Ockey at 2880 Meade Ave., Suite 202, Las Vegas, Nevada 89102.

     It is hereby expressly provided that other office or offices for the transaction of the business of the corporation may be maintained at such place or places, either within or without the State of Nevada as may from time to time be named and selected by its Board of Directors, or may be provided in the By-laws of this corporation, and any and all business transacted by Stockholders' of Directors' meeting of said corporation held outside of the State of Nevada shall be as effectual for all purposes as though said meetings were held at the principal office and place of business of said corporation within the State of Nevada.

     THIRD: That the nature of the business and the objects and purpose proposed to be transacted, promoted or carried on by this corporation are as follows:

     Generally to carry on any lawful business or businesses, and to engage in any and every line of activity and business enterprise which the Board of Directors may from time to time deem to be reasonably incident to any of the objects and purposes above named, or to be beneficial or helpful to the interest of this corporation, or which may be calculated, directly or indirectly, to enhance the value of its property, and to carry on any and all of its business and the other operations in any City, County, State, Province, territory or place in the world; and to establish head and branch offices and places of business wherever it may deem advisable; and to do any and all of the matters and things hereinabove set forth to the extent that natural persons might or could do, and in any part of the world, either as persons, agents, contractors, trustees or otherwise, alone or in the company of others.


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     FOURTH:  That the total authorized  capital stock of the corporation  shall consist of Five Hundred Million shares of common stock, with a par value of $0.001 all of which shall be non-assessable and, entitled to voting power, and, Fifty Million Shares of Preferred Stock, with no voting power.

     FIFTH: The object and powers specified in any clause contained in these Articles shall not in any wise limit or restrict by reference to, or inference from the terms of any other clause of these Articles; and the foregoing enumeration of powers, as specified, shall not be held to limit or restrict in any manner the general powers of the corporation and the enjoyment thereof as conferred by the laws of the State of Nevada upon corporations organized under the general corporation of said State.

     SIXTH: The members of the governing board shall be styled "Directors", and the number of such directors shall be One (1). The Board of Directors, or the stockholders, at any regular meeting or special meeting called for that purpose, by resolution may increase the number of members of the Board of Directors as deemed advisable, provided that the number may not be increased to more than nine (9).

     SEVENTH:  The  name  and  address  of  the  Incorporator,   Director,   and
Stockholder is as follows:

                          George Smith
                          68 South Main St., Suite 607
                          Salt Lake City, Utah 84101

     EIGHTH: The private property of the stockholders of this corporation shall be, and is hereby made, forever exempt from the debts of the corporation.

     NINTH:   This corporation shall have perpetual existence.

     TENTH: The corporation, through its By-laws, shall have power and authority to make such provisions as may from time to time be deemed necessary or advisable for the promotion of the interests of this corporation, and the corporation may through its By-laws, confer such powers, privileges, authorities and duties upon its Board of Directors as it may deem necessary or advisable upon an executive committee or other committees; and this corporation and its Board of Directors shall and may exercise all rights, powers and privileges of whatsoever kind or nature, whether specifically provided herein or not, which may now or hereafter be conferred upon similar corporations organized under and by virtue of the laws.

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     IN  WITNESS  WHEREOF,  the  undersigned  incorporator  has  executed  these
Articles of Incorporation this 13 day of May.



                                                       /s/ George Smith
                                                       -------------------------
                                                       George Smith


State of:
County of:

On this 13th day of May, 1996, before me, GEORGE SMITH a notary public personally appeared George Smith, known to me to be the person whose name subscribed to the within instrument and acknowledged to me that he executed the same.


My Commission Expires:  12/18/99



                                                       /s/ Joell B. Psalto
--------------------------------                       -------------------------


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